UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 10, 2003

(Date of earliest event reported)

CLC HEALTHCARE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	1-14151	91-1895305
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

7610 N. Stemmons Freeway

Suite 500

Dallas, TX 75247

(Address of principal executive offices)

(214) 905-9033

(Registrant’s telephone number, including area code)

Item 5. — Other Events

On April 10, 2003, Messrs. Andre C. Dimitriadis, Christopher T. Ishikawa and Peter Lyew resigned as Chief Executive Officer and President, Chief Operating Officer and Vice-President, Director of Taxes, respectively of Registrant. Mr. Dimitriadis remains Chairman of the Board and Mr. Ishikawa remains a Board member of Registrant.

Mr. Alan Zampini was elected Chief Executive Officer of Registrant by the Board of Directors on the same day. Mr. Zampini had been serving since June of 2002 as the Chief Executive Officer of Centers for Long Term Care, Inc., the primary operating subsidiary of Registrant.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLC HEALTHCARE, INC.

Dated: April 14, 2003	By:	/s/ ANDREW M. KERR
Andrew M. Kerr Chief Financial Officer